Exhibit 4.1  Specimen of Common Stock Certificate

SCCOMMON STOCK

SEE REVERSE FOR

CERTAIN DEFINITIONS


CUSIP 831686 10 0


SMART CHOICE AUTOMOTIVE GROUP, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF  FLORIDA

THIS IS TO CERTIFY that


is the owner of


full-paid and non-assessable shares of Common Stock of the par value of One Cent ($.01) each of


SMART CHOICE AUTOMOTIVE GROUP, INC.


transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

 This Certificate is not valid until countersigned by the Transfer Agent.

 WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated


SECRETARY

PRESIDENT/CEO



COUNTERSIGNED:

AMERICAN STOCK TRANSFER & TRUST COMPANY

(NEW YORK, N.Y.)

TRANSFER AGENT

BY



AUTHORIZED SIGNATURE